Exhibit 23.1






                    CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Forms S-8, No. 33-41525 and No. 33-60924) pertaining to the Metropolitan Financial Corporation 401(k) Savings Plan, (Forms S-8 No. 33-41711 and No. 33-60936) pertaining to the Metropolitan Financial Corporation 1990 Stock Option Plan, (Form S-8 No. 33-47849) pertaining to the Metropolitan Financial Corporation Employee Stock Purchase Plan, (Form S-8 No. 33-47848) pertaining to the Edina Realty, Inc. Sales Associate Stock Purchase Plan and (Form S-8 No. 60914) pertaining to the Metropolitan Financial Corporation Executive Incentive Compensation Plan of our report dated January 19, 1994, with respect to the consolidated financial statements of Metropolitan Financial Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1993.



                                                           Ernst & Young


Minneapolis, Minnesota
March 25, 1994